UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141

(Address of principal executive offices, and zip code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 21, 2023, the Board appointed Jatinder (Jay) Dhaliwal to fill the Board vacancy described above, effective August 21, 2023. The Board assessed the independence of Mr. Dhaliwal under the Company’s Corporate Governance Guidelines and the independence standards under Nasdaq rules and has determined that Mr. Dhaliwal is independent.

Mr. Dhaliwal, age 35, has served as interim CEO of Ravenquest Biomed Inc, a Canadian cannabis company since May 2020. Since March 2019, Mr. Dhaliwal has also served as CEO and director of Global Health Clinics Ltd, a business that engages in the cannabis industry and operates medical clinics which guide patients through the process of becoming legal users of marijuana. In addition, since January 2022, Mr. Dhaliwal has served as CEO and director of Binovi Technologies Corp, a healthcare company with a best-in-class neuro-visual performance platform designed to test, analyze, track and report on individual cognitive performance. Since June 2022, Mr. Dhaliwal has served as independent director of Akanda Corp, an international medical cannabis and wellness platform company seeking to help people lead better lives through improved access to high quality and affordable products. Previously, Mr. Dhaliwal served as a Pharmacy Manager from July 2015 to November 2019 for Rexall Pharmacy Group, as director from August 2021 to March 2022 of Makara Mining Corp, a junior mineral exploration company engaged in the business of acquiring, exploring, and evaluating natural resource properties, as CEO and director from January 2020 to August 2022 of EGF Theramed Health Corp, a consumer technology company engaged in the provision of biomedical on-line services for monitoring and treating common health problems, as director from November 2019 to January 2020 of Intact Gold Corp, a junior mineral exploration company, as CEO and director from August 2022 to May 2023 of Kiaro Holdings Corp, an independent, omnichannel cannabis retailer and distributor. The Company believes that Mr. Dhaliwal is qualified to serve on its board of directors due to his wealth of knowledge with government bodies and proven track record in navigating complex issues within the financial markets.

In connection with his appointment, the Company has entered or will enter into its standard form of indemnity agreement with Mr. Dhaliwal, which is incorporated by reference to Exhibit 10.1 hereto and incorporated by reference into this Item 5.02, into its standard form of independent director agreement, which is incorporated by reference to Exhibit 10.2 hereto and incorporated by reference into this Item 5.02, and its standard form of Restricted Stock Unit Award Agreement, which is incorporated by reference to Exhibit 10.3 hereto and incorporated by reference into this Item 5.02.

There is no arrangement or understanding, pursuant to which Mr. Dhaliwal was appointed as a director of the Company. Mr. Dhaliwal is not related to any existing officer or director of the Company. There are also no transactions or relationships between or among Mr. Dhaliwal and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Director and Officer Indemnification Agreement between LQR House Inc. and each officer or director (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-272660) filed with the Commission on June 15, 2023).
10.2	Form of Independent Director Agreement between LQR House Inc. and each director nominee (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-272660) filed with the Commission on June 15, 2023).
10.3	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (File No. 333-272660) filed with the Commission on June 15, 2023).
99.1	Press Release dated August 21, 2023 - LQR House Announces Important Addition to Board of Directors and Commitment to Investor Integrity
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: August 22, 2023	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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